                   INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use of our report dated February 25, 1994, on the combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships, incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No. 1 to Registration Statement No. 33-59315 on Form S-4 and related prospectus of US West, Inc.


                           /s/ KPMG Peat Marwick LLP

Miami, Florida
June 30, 1995

                   INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use of our report dated March 25, 1994, on the consolidated financial statements of Wometco Cable Corp. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No. 1 to Registration Statement No. 33-59315 on
Form S-4 and related prospectus of US West, Inc.



                           /s/ KPMG Peat Marwick LLP

Miami, Florida
June 30, 1995